Exhibit 1.1

GFI Group Inc.

5,674,283 Sharesa
Common Stock
($0.01 par value)

Underwriting Agreement

a Plus an option to purchase from the Selling Stockholders up to 851,142 additional Securities to cover over-allotments.

New York, New York
   , 2005

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Jefferies & Company, Inc.
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

GFI Group Inc., a corporation organized under the laws of  Delaware (the “Company”) and a subsidiary of Jersey Partners Inc., a New York corporation (in its individual capacity and not as attorney in fact for the other selling stockholders, the “Parent”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 3,947,369 shares of Common Stock, $0.01 par value (“Common Stock”) of the Company, and the Selling Stockholders named in Schedule II hereto (each a “Selling Stockholder”, and, collectively, the “Selling Stockholders”) propose to sell to the several Underwriters an aggregate of 1,726,914 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”).  The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to   851,142 additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 17 hereof.

1.             Representations and Warranties.

(i)            The Company and the Parent, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)           The Company has prepared and filed with the Commission a registration statement (file number 333-116517) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will next file with the Commission one of the following:  either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b).  In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus.  As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)           On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Parent make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto) by or on behalf of any Underwriter through the Representatives.

(c)           Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the ownership of property or the conduct of its business so requires, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(d)           All the outstanding shares of capital stock of each direct and indirect subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus or on Schedule III hereto, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; GFI Securities (SA) (PTY) Limited, a South African corporation, GFI Group Pte. Limited, a Singapore corporation, GFI Servicios Corporativos, S.A. de C.V., a Mexico corporation, GFI Group Brasil Limited, a Brazil corporation, Inter-Active Ventures LLC, a Delaware limited liability company, Christopher Street Capital Limited, a United Kingdom corporation, and dVega Limited, a United Kingdom corporation, (i) have not collectively contributed, do not collectively contribute and are not expected to collectively contribute in the year ending December 31, 2005, more than 2% of the Company’s consolidated annual revenues or expenses, (ii) do not, in the aggregate, hold more than 4% of the Company’s consolidated assets or have more than 4% of the Company’s consolidated liabilities, and (iii) are not otherwise material or expected to be material to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(e)           The Company’s authorized equity capitalization is as set forth in the Prospectus; as of the Closing date the capital stock of the Company will conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(f)            There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus and Registration Statement that summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(h)           No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Company in connection with the transactions contemplated herein by the Company, except such as (i) have been obtained under the Act and the Exchange Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(i)            Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or other organizational documents, in each case as amended, of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for such breaches, violations, liens, charges or encumbrances that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(j)            No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(k)           The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The selected consolidated financial data set forth under the caption “Selected Consolidated Financial Data” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein.  The pro forma financial statements included in the Registration Statement and Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement.  The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. Disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required.

(l)            Except as set forth in the Registration Statement and Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(m)          The Company, either directly or through its subsidiaries, owns or leases all such properties as are necessary to the conduct of the operations of the Company and its subsidiaries as presently conducted.

(n)           Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for such violations or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(o)           Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.  To the Company’s knowledge, based on information provided by Deloitte & Touche LLP, Deloitte & Touche LLP is an independent registered public accounting firm, within the meaning of the

Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations of the Public Company Accounting Oversight Board.

(p)           There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(q)           The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted, except where the failure to own, possess, license or otherwise obtain rights to the Intellectual Property would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, other than those actions, suits or claims that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(r)            The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(s)           No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or, to the Company’s knowledge, imminent, and the Company is not aware of any existing or, to the Company’s knowledge, imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(t)            The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors (collectively, the “Insured”) are in full force and effect, except for those policies or bonds relating to any such Insured the loss of which policies would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) if the circumstances which would otherwise be insured by such policies were to occur; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for claims that relate to liabilities that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and neither the Company nor any such subsidiary has received any information from any insurer or insurance broker that would indicate that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(u)           No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

(v)           The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for those licenses, certificates, permits and other authorizations the failure of which to obtain would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(w)          The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, as applicable; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)            The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(y)           The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”) is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA,  any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(z)            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, such affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(aa)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S.  sanctions administered by OFAC.

(cc)         Except as disclosed in the Registration Statement and the Prospectus and except for any customer relationship in the ordinary course of the Company’s business, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(dd)         GFI Securities LLC is registered under the Exchange Act as a broker-dealer and is a member in good standing of the NASD; GFI Securities Ltd., GFI Broker Ltd. and GFInet U.K. Ltd. are registered under the U.K. Financial Services Markets Act of 2000; GFI (HK) Securities LLC is registered as a Securities Dealer with the Hong Kong Securities and Futures Commission; and GFI Group PTE Ltd. is regulated by the Monetary Authority of Singapore.  Other than as stated in the previous sentence or in the Registration Statement or Prospectus, none of the Company or any of its subsidiaries is required to be registered with any regulatory authority, or has a valid exemption, in connection with its respective business.  Each employee of the Company or its subsidiaries who is required to be licensed by any such authority is so licensed, except where the failure to be so licensed would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, reputation, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(ee)         The Company has sent a letter to each stockholder (other than stockholders that are a party to an agreement in the form set forth on Exhibit A hereto with the Underwriters) of the Company (“Stockholder”) that is party to the Amended and Restated Stockholders Agreement, dated June 3, 2002, among the Company and the stockholders of the Company (the “Stockholder Agreement”) giving notice that such Stockholder is subject to the restrictions contained in Article X of the Stockholder Agreement for a period of 180 days from the Effective Date.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)           Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a)           Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be successfully asserted against such Underwriter under the UCC as in effect with respect to such Securities.

(b)           Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities during the distribution of the Securities.

(c)           Certificates in negotiable form for such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement”) with EquiServe, Inc., as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d)           No consent, approval, authorization or order of any court or governmental agency or body is required with respect to itself for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(e)           Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents, if any, of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

(f)            In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company and to the Representatives by such Selling Stockholder specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any supplement thereto, such information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances  under which they were made in the case of the Prospectus or any amendment or supplement thereto, not misleading; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information provided by the Company or the Underwriters concerning the Company or its subsidiaries that is not set forth in the Prospectus or any supplement thereto.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

(iii)          Venturion GFI LLC represents and warrants to, and agrees with, each Underwriter that it has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any fact, condition or information not disclosed in the Prospectus or any supplement thereto which has materially and adversely affected or may materially and adversely affect the business of the Company or any of its subsidiaries.

2.             Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $         per share (the “purchase price per share”), the number of Underwritten Securities which bears the same proportion to the aggregate number of Underwritten Securities to be issued and sold by the Company as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I annexed hereto (or such number of Underwritten Securities increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to the allocation of such Underwritten Securities among the Underwriters in order to eliminate any fractional shares that would result from such proportional allocation.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Stockholder hereby agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from such Selling

Stockholder, at the purchase price per share, that number of Underwritten Securities which bears the same proportion to the number of Underwritten Securities set forth opposite the name of such Selling Stockholder in Schedule II annexed hereto as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I annexed hereto (or such number of Underwritten Securities increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to the allocation of such Underwritten Securities among the Underwriters in order to eliminate any fractional shares that would result from such proportional allocation.

(c)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, all or a portion of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be that number of Option Securities which bears the same proportion to the number of Underwritten Securities set forth opposite the name of such Selling Stockholder in Schedule II annexed hereto as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I annexed hereto (or such number of Underwritten Securities increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to the allocation of such Underwritten Securities among the Underwriters in order to eliminate any fractional shares that would result from such proportional allocation.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(c) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on             , 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Company will pay all applicable state transfer taxes, if any, involved in the transfer by each Selling Stockholder to the several Underwriters of the Securities to be purchased by them and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(c) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.

(i)            The Company agrees with the several Underwriters that:

(a)           The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d)           The Company will furnish to each of the Representatives and counsel for the Underwriters a conformed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the

Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(e)           The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, subject to approval by the Company, which shall not be unreasonably withheld, and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits in any jurisdiction where it is not now so subject.

(f)            The Company will not, without the prior written consent of both Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; provided, however, that (i) the Company may issue and sell, and may grant options to issue and sell, Common Stock (A) pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or other employee or director compensation plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (B) in connection with the repurchase of the outstanding common shares of Fenics Limited that are not owned by the Company, as disclosed in the Prospectus and (ii) the Company may file registration statements on Form S-8 relating to shares of common stock which may be issued pursuant to any employee stock option plan of the Company.

(g)           The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(h)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)            The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing for quotation of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (such counsel fees and expenses not to exceed $5,000) relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc.  (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (such counsel fees and expenses not to exceed $50,000) relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder, provided that, except as provided in this Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

(j)            Upon the receipt of notice of exercise by an optionholder or warrantholder of the Company (each, an “Optionholder”), the Company shall notify such Optionholder that it is, pursuant to the terms of such Optionholder’s option agreement or warrant agreement, as the case may be, restricted from selling or otherwise transferring any Common Stock or other securities of the Company for a period of 180 days from the Effective Date.  The Company shall not, without the prior written consent of Citigroup and Merrill Lynch, release any Stockholder or Optionholder from the restrictions described in Section 1(i)(ee) of this Agreement or the preceding sentence.

(ii)           Each Selling Stockholder agrees, severally and not jointly, with the several Underwriters that:

(a)           Such Selling Stockholder will not, without the prior written consent of both Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any person in privity with any affiliate of such Selling Stockholder), directly or indirectly, or participate in the filing of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, in each case, that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Selling Stockholder, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement.  Notwithstanding the foregoing, such Selling Stockholder may transfer such Selling Stockholder’s shares of common stock in the Company (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to execute an agreement in the form set forth on Exhibit A hereto or (ii) to any trust for the direct or indirect benefit of such Selling Stockholder or the immediate family of such Selling Stockholder, provided that the trustee of the trust agrees to execute an agreement in the form set forth on Exhibit A hereto, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, if such Selling Stockholder is a corporation or similar business entity, such entity may transfer the common stock of the Company to any stockholder,  wholly-owned subsidiary or parent company of such entity, and, if such Selling Stockholder is a limited liability company, the limited liability company may transfer the common stock of the Company to a member or affiliated limited liability company, and, if such Selling Stockholder is a partnership, the partnership may transfer the common stock of the Company to a partner or affiliated partnership; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement in the form set forth on Exhibit A hereto and there shall be no further transfer of such common stock except in accordance with that agreement.

(b)           Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)           Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

(iii)          The Parent agrees with the several Underwriters that it will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties; Venturion GFI LLC agrees with the several Underwriters that it will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in the Company’s condition (financial or otherwise), earnings, business or properties.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus;

(ii)           each of GFInet inc., Fenics Software, Inc. and GFI Brokers LLC is validly existing as a corporation or as a limited liability company in good standing under the laws of the State of Delaware, with corporate power and authority or limited liability company power and authority, as the case may be, to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus; each of GFI Group LLC, GFI Securities LLC and GFI (HK) Securities LLC is validly subsisting as a limited liability company under the laws the State of New York, with limited liability company power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus;

(iii)          the Company’s authorized equity capitalization is, as of the Closing Date (giving effect to the transactions occurring on the Closing Date), as set forth in the section of the Prospectus entitled “Cash and Capitalization” in the rows title “common stock” and “preferred stock”; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the Securities being sold under this Agreement by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; and the Securities being sold under this Agreement by the Selling Stockholders have been duly and validly authorized and issued and are fully paid and nonassessable;

(iv)          to the knowledge of such counsel, there is no contract or other document which is required by the Act and the rules and regulations thereunder to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which has not been so described or filed;

(v)           the statements in the Prospectus under the captions “Our Business-Regulation— U.S. Regulation and Certain Clearing Arrangements,” “Our Business — Our Reorganization,” “Certain Relationships and Related Transactions,” “Description of Capital Stock,” “Description of Certain Indebtedness,” “Shares Eligible for Future Sale,” and “Material United States Federal Income and Estate Tax Considerations for Non-U.S. Holders,” insofar as such statements summarize certain legal matters and certain provisions of certain agreements or documents, provide a fair summary of such legal matters and such provisions of such agreements or documents;

(vi)          the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are pending;

(vii)         the Registration Statement, as of the Effective Date, and the Prospectus, as of it date, comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder, except that such counsel need not express any opinion as to the financial statements, notes thereto and schedules included therein or excluded therefrom or other financial, accounting and statistical data included therein or excluded therefrom;

(viii)        this Agreement has been duly authorized, executed and delivered by the Company;

(ix)           the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an

“investment company” as defined in the Investment Company Act of 1940, as amended;

(x)            no consent, approval, authorization, filing with or order of any court or governmental agency or body is required by any Applicable Law (as defined below) in connection with the issue and sale of the Securities by the Company in the manner contemplated by this Agreement, except such as (i) have been obtained under the Act and the Exchange Act, (ii) may be required under the securities or blue sky laws of the various states in connection with the purchase and distribution of the Securities by the Underwriters (as to which such counsel need not express any opinion), and (iii) may be required by the 2700 series of the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) (as to which such counsel need not express any opinion). “Applicable Law” means the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the rules and regulations of the NASD and those laws and regulations of the State of New York and those Federal laws and regulations of the United States of America that in each case, in the experience of such counsel, are customarily recognized to apply to transactions of the kind contemplated by this Agreement;

(xi)           the issue and sale by the Company of the Securities sold by it as contemplated by this Agreement will not conflict with, or result in a breach of, or constitute a default under, (i) the certificate of incorporation or by-laws of the Company (each as in effect as of the date the opinion is delivered), (ii) the terms of any agreement or instrument to which the Company is a party which has been filed as an exhibit to the Registration Statement, or (iii) any Applicable Law applicable to the Company, except in the cases of clauses (ii) and (iii) above, where such conflict, breach or default would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and except that such counsel need not express any opinion as to securities or blue sky laws of the various states or the 2700 series of the rules and regulations of the NASD; and

(xii)          no holders of securities of the Company have rights to the registration of such securities under the Registration

Statement.  The holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive rights or, to such counsel’s knowledge, contractual preemptive rights or other similar rights to subscribe for the Securities being sold by the Company, other than any such rights as have been satisfied or waived.

Such counsel shall also state that (a), in the course of the Company’s preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with officers and representatives of the Company, the Representatives and their special counsel, and the Company’s independent registered public accountants at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and such counsel reviewed such of the corporate records, documents and proceedings of the Company and its subsidiaries as such counsel have deemed advisable (b) such counsel have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus, and the limitations inherent in the review made by such counsel and the information available to such counsel are such that such counsel are unable to assume, and such counsel does not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus, except as set forth in paragraph (v) above, and (c) no facts have come to such counsel’s attention to cause such counsel to believe that, as of the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need not express any opinion or belief as to the financial statements, notes thereto, schedules and other financial, accounting and statistical data contained in or omitted from the Registration Statement or the Prospectus.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Applicable Law.  Furthermore, in rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.  References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)           The Company shall have requested and caused Scott Pintoff, Esq., General Counsel of the Company, to have furnished to the

Representatives his opinion dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            Each of the Company and GFInet inc., Fenics Software, Inc., GFI Group LLC, GFI Securities LLC, GFI Brokers LLC and GFI (HK) Securities LLC (individually a “U.S Subsidiary” and collectively the “U.S. Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or validly subsisting as a limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is incorporated or organized, with all requisite corporate power and authority or limited liability company power and authority, as the case may be, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in jurisdictions in which the failure to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

(ii)           all the outstanding shares of capital stock or membership interests, as the case may be, of each U.S. Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and all outstanding shares of capital stock or membership interests, as the case may be, of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries of the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance, except as disclosed in the Registration Statement and Prospectus or on Schedule III hereto;

(iii)          the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; and, except as set forth in the Prospectus, to such counsel’s knowledge no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iv)          to such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, except in each case for such a proceeding that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; and

(v)           To such counsel’s knowledge, the issue and sale by the Company of the Securities sold by it as contemplated by this Agreement will not conflict with, or result in a breach of, or constitute a default under, (i) the respective certificate of incorporation or by-laws, articles of organization or limited liability company agreement, or similar organizational documents of the Company or any U.S. Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court or any governmental body or agency in the United States of America having jurisdiction over the Company or its subsidiaries or any of its or their properties, except in the cases of clauses (ii) and (iii) above, where such conflict, breach or default would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

Such counsel shall also state that (a), in the course of the Company’s preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with officers and representatives of the Company, the Representatives and their special counsel, and the Company’s independent registered public accountants at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and such counsel reviewed such of the corporate records, documents and proceedings of the Company and its subsidiaries as such counsel have deemed advisable, (b)

although such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus, and the limitations inherent in the review made by such counsel and the information available to such counsel are such that such counsel are unable to assume, and such counsel does not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus, and no facts have come to such counsel’s attention to cause such counsel to believe that, as of the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need not express any opinion or belief as to the financial statements, notes thereto, schedules and other financial, accounting and statistical data contained in or omitted from the Registration Statement or the Prospectus.

In rendering such opinion, such counsel may state that such counsel’s opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.  Furthermore, in rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.  References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d)           The Company shall have requested and caused Milbank, Tweed, Hadley & McCloy LLP, special U.K. corporate counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            each of GFI Holdings Limited, GFI Securities Limited, GFI Brokers Limited, GFInet Europe Limited, GFInet UK Limited, Fenics Software Limited and Fenics Limited (individually a “U.K. Subsidiary” and collectively the “U.K. Subsidiaries”) has been duly incorporated and is validly existing as a private company limited by shares under the laws of England, and its memorandum of association confers the power to own or lease, as the case may be, its real property and conduct business of the kind as described in the Prospectus as being conducted by it;

(ii)           no consent, approval or authorization of any court or governmental agency or body in England or any filing with, or order of, any such agency or body is required by any provision of English law in connection with the issue and sale of the Securities by the Company in the manner contemplated by this Agreement; and

(iii)          the issue and sale by the Company of the Securities sold by it as contemplated by this Agreement will not cause any U.K Subsidiary to be in breach of, or constitute a default under (i) the memorandum and articles of association of such U.K. Subsidiary, or (ii) any statute or law of England or any rule or regulation of any governmental agency or governmental body in England having jurisdiction over such U.K. Subsidiary or any of its properties, in each case in so far as it applies to such U.K. Subsidiary, except, in the cases of clause (ii) above where such conflict, breach or default would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by English law; provided that such counsel shall not be required to address in its opinion any issues concerning the applicability to the U.K. Subsidiaries (or any part of their respective businesses) of the provisions of the Financial Services and Markets Act 2000 (“FSMA”), the regulation of any U.K. Subsidiary by the Financial Services Authority (or any successor thereto or associated body thereof) or any other consent or authorization required in connection with, regulation of, or other matter arising from, the carrying out by any UK. Subsidiary of a “regulated activity” for the purposes of FSMA. Furthermore, in rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the U.K. Subsidiaries and public officials, and on searches of public registers.

(e)           The Company shall have requested and caused DLA LLP, special U.K. regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that the statements in the Prospectus under the headings “Risk Factors - Risks Related to Our Business - We operate in a highly regulated industry and we may face restrictions with respect to the way we conduct certain of our operations”, “Risk Factors—Risks Related to Our Business—Our regulated subsidiaries are subject to risks associated with net capital requirements, and we may not be able to engage in operations that require significant capital”, “Management’s Discussion And Analysis Of Financial Conditions And Results Of Operations—Liquidity and Capital Resources”, “Our Business—Regulation—Foreign Regulation and Certain Clearing Arrangements” insofar as such statements summarize certain legal matters, provide an accurate and fair summary of such legal matters.

(f)            Each Selling Stockholder shall have requested and caused counsel for such Selling Stockholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            this Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder; the Custody Agreement has been duly authorized, executed and delivered by such Selling Stockholder and constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms;

(ii)           assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be successfully asserted against such Underwriter under the UCC then in effect with respect to such Securities;

(iii)          no consent, approval, authorization or order of any governmental agency or body or court is required for the sale of the Securities by such Selling Stockholder as contemplated by this Agreement, except such as may have been obtained under the Act and such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

(iv)          neither the sale of the Securities being sold by such Selling Stockholder nor the performance of their obligations hereunder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws or other organizational documents of such Selling Stockholder or any judgment, order or decree specifically naming such Selling Stockholder that is known to such counsel to be applicable to such Selling Stockholder or any of its subsidiaries of any regulatory body, administrative agency, governmental body, arbitrator or court having jurisdiction over such Selling Stockholder or any of its subsidiaries, except that such counsel need not express any opinion as to state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials.

(g)           The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(i)            Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder (or, with respect to 3i Group plc, two authorized officers), dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(j)            The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three and nine-month periods ended September 30, 2004 and 2003 and as at September 30, 2004, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

(i)            in their opinion the audited financial statements and financial statement schedule included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii)           on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for three and nine-month periods ended September 30, 2004 and 2003 and as at September 30, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards); a reading of the minutes of the meetings of the directors and audit and compensation committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

(1)           the unaudited financial statements described in (i) and included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;
(2)           with respect to the period subsequent to September 30, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the September 30, 2004, consolidated statement of financial condition included in the Registration Statement and the Prospectus, or for the period from October 1, 2004 to such specified date there were any decreases, as compared with the period from October 1, 2003 to the date one year prior to the specified date in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)          they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

The Company shall have received from Deloitte & Touche LLP (and furnished to the Representatives) reports with respect to reviews of unaudited interim financial information of the Company for the six quarters ending September 30, 2004, in accordance with Statement on Auditing Standards No.  100.

(k)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(l)            Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(m)          Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.  As of the date hereof, the Company does not have any rated securities.

(n)           The Securities shall have been listed and admitted and authorized for quotation on the Nasdaq National Market, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(o)           At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and from each stockholder holding 52,632 or more shares (after giving effect to the 1 for 9.5 reverse stock split described in the Registration Statement), or capital stock of the Company which is convertible into 52,632 or more shares, of the Company’s common stock (after giving effect to the 1 for 9.5 reverse stock split described in the Registration Statement).

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Dewey Ballantine LLP, counsel for the Underwriters, at  1301 Avenue of the Americas, New York, New York 10019, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Preliminary Prospectus and the Prospectus, in the light of the circumstances under which such statements were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder and each person who controls such Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page of the Prospectus regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(d)           In the event (i) any Underwriter may be entitled to indemnification pursuant to paragraph (a) of this Section and (ii) the indemnity provided in paragraph (a) of this Section is unavailable or insufficient to hold harmless such Underwriter for any reason, upon notice to Parent by such indemnified Underwriter in writing of the commencement of such action and the unavailability or insufficiency of such indemnity, Parent agrees to indemnify and hold harmless such Underwriter, the directors, officers, employees and agents of such Underwriter and each person who controls such Underwriter within the meaning of either the Act or the Exchange Act against, subject to Section 9 hereof, any and all losses, claims, damages or liabilities based upon, attributable to or resulting from the breach of a representation or warranty set forth in Section 1(i) hereof or from such an untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Preliminary Prospectus and the Prospectus, in the light of the circumstances under which such statements were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Parent will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Parent by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

(e)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), (c) or (d) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(f)            In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree, subject to Section 9 hereof, to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter under this Underwriting Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders, as applicable, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person who controls a Selling Stockholder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Selling Stockholder, shall have the same rights to contribution as such Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (f).

9.             The liability of the Parent, Venturion GFI LLC and each other Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.  The Company, the Parent and the other Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

10.           Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

12.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel and to 4 World Financial Center, New York, New York 10080, attention of Financial Institution Group, Equity Capital Markets; or, if sent to the Company, will be mailed, delivered or telefaxed to (212) 968-4124 and confirmed to it at GFI Group Inc., 100 Wall Street, New York, New York 10005, attention of the General Counsel; or if sent to any Selling

Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

14.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

18.           Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder(s) and the several Underwriters.

Very truly yours

GFI Group Inc.

By:
Name:
Title:

Jersey Partners Inc.

By:
Name:
Title:

The Selling Stockholders named in Schedule ii hereto, acting severally

By:
As Attorney-in-fact for the Other Selling Stockholders

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Jefferies & Company, Inc.

By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.